Total Luxury Group, Inc. Completes Name Change

NEW YORK, NY -- 06/08/2004 -- Total Luxury Group, Inc. (OTC BB: TLEI) announced today it has completed its name change from Total Entertainment, Inc. The name change clearly reflects the Company's new business activity in the luxury goods market and its association with MCM Holding AG.

The name change will not affect the validity of currently outstanding stock certificates nor will shareholders be required to surrender or exchange stock certificates currently held.

Safe Harbor Statement

This news release contains statements of a forward-looking nature relating to the future events or the future financial results of Total Luxury Group, Inc. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from Forward-looking statements, including the matters set forth in Total Luxury Group's reports and documents filed from time to time with the Securities and Exchange Commission.

CONTACT:
Total Luxury Group, Inc.
Sandy J. Masselli Jr.
1-732-842-5553